UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

Reign Sapphire Corporation

(State or other jurisdiction of incorporation)

Delaware	333-204486	47-2573116
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

9465 Wilshire Boulevard, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 457-3772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [X]

Item 1.01.       Entry into a Material Definitive Agreement.

Issuance of Incentive Shares and Note Pursuant to Loan Agreement

On June 30, 2017, Reign Sapphire Corporation (the “Company“) entered into a Loan Agreement (the “Agreement“), a Secured Promissory Note (the “Note“) and a personal guarantee with respect to the funding by certain institutional investors of up to $1,125,000 in debt.  The Company, until December 31, 2018, has the ability to request quarterly advances of up to the lesser of (i) $250,000 or (ii) one sixth (1/6) of the revenue reported in the Form 10-Q or 10-K for the previous calendar quarter or previous fiscal year, whichever is most recent, provided that such revenue generated a profit of at least 10 percent (10%). The investors may advance the funds in their absolute discretion. The Note shall become due and payable 18 months from each advance date. The Company must make payments to the investors in an amount of $350 every business day from the date of the first advance, which shall be increased proportionately upon each advance. The Note is secured with the assets of the Company pursuant to a security agreement dated December 23, 2015. In addition, the Company’s CEO has personally guaranteed the Note. As additional consideration for the loan, the investors shall receive 1,500,000 shares of restricted common stock, in aggregate (the “Incentive Shares“). The transaction closed on June 30, 2017. The material terms and conditions of the transaction are described in, and copies of the full text of those documents are filed with this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The Incentive Shares and Note issued by the Company pursuant to the terms of the Loan Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act“), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and 4(a)(5) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. No general solicitation or general advertising was used in connection with the offering of the Incentive Shares and Note. The investors are “accredited investors“ as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company disclosed to the investors, and the investors acknowledged, that the Incentive Shares could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates or instruments representing the Incentive Shares will include a legend to that effect.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description

10.1	Loan Agreement dated June 30, 2017.

10.2	Form of Secured Promissory Note issued under the Loan Agreement included as Exhibit 10.1.

10.3	Security Agreement dated December 23, 2015 by and among the Company and the Collateral Agent and Secured parties defined and identified therein (incorporated by reference to Exhibit 10.3 of our Form 8-K (File No. 333-204486) filed with the Securities and Exchange Commission on December 24, 2015).

10.4	Personal Guaranty dated as June 30, 2017 entered into by Joseph Segelman as guarantor for the benefit of the investors defined and identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIGN SAPPHIRE CORPORATION

Date: July 3, 2017	By:	/s/ Joseph Segelman

Joseph Segelman, Chief Executive Officer